UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2023

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma	73116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.10	LXU	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Agreement and New Revolving Credit Facility

On December 21, 2023, LSB Industries, Inc., a Delaware corporation (the “Company”) and each of the Company’s subsidiaries signatory thereto entered into a credit agreement (the “New Revolving Credit Agreement”) with the lenders identified on the signature pages thereof and JPMorgan Chase Bank, N.A, as administrative agent (the “New Revolving Agent”). The New Revolving Credit Agreement provides for a secured revolving credit facility (the “New Revolving Credit Facility”) in an initial maximum principal amount of up to $75 million, with an option to increase the maximum principal amount by up to $25 million (which amount is uncommitted). Availability under the New Revolving Credit Facility is subject to a borrowing base, as further set forth therein, and is subject to an availability block of $7.5 million (which can be removed by the Company in its sole discretion, subject to the satisfaction of certain conditions) (the “Availability Block”). The New Revolving Credit Facility provides for a sub-facility for the issuances of letters of credit in an aggregate amount not to exceed to $10 million, with the outstanding amount of any such letters of credit reducing availability for borrowings under the New Revolving Credit Facility. As of the closing of the New Revolving Credit Facility, no amounts were drawn by the Borrowers thereunder.

In connection with the closing of the New Revolving Credit Facility, all outstanding amounts under the Company’s Existing Revolving Credit Facility (as defined below), were repaid in full and such facility and all commitments thereunder were terminated.

The New Revolving Credit Facility matures on December 21, 2028, subject springing maturity to the date that is 90 days prior to the stated maturity date of the Company’s existing 6.250% senior secured notes, which is currently October 15, 2028, (unless such senior secured notes have been repaid or redeemed in full prior thereto). Loans outstanding under the New Revolving Credit Facility will bear interest at a rate per annum equal to, at the option of the Company, either (a) term SOFR for a period of one (1) month (with a fallback to the prime rate if such rate is unavailable) (the “CBFR”), plus 0.10%, plus an applicable margin of 1.625% or (b) term SOFR for a period of one, three or six months (at the Company’s election), plus 0.10%, plus an applicable margin of 1.625%, in each case with a floor of 0.00%.

The Company and all of the Company’s subsidiaries (collectively, the “Borrowers”) are co-borrowers under the New Revolving Credit Facility. The obligations of the Borrowers under the New Revolving Credit Facility are secured by a first priority security interest in substantially all of the Borrowers’ current assets, including accounts receivable and inventory, with exceptions set forth in the New Revolving Credit Agreement and related loan and security documents, including the Pledge and Security Agreement dated December 21, 2023, by and among the Company, each of the other Borrowers and the New Revolving Agent, as administrative agent for the secured parties with the Administrative Agent (the “Security Agreement”).

The New Revolving Credit Facility contains a financial covenant (the “Financial Covenant”), which requires that, solely if the Company elects to remove the Availability Block (subject to the satisfaction of certain conditions to such removal), then the Borrowers must maintain a minimum fixed charge coverage ratio of not less than 1.00:1.00. The Financial Covenant, if triggered, is tested monthly.

The New Revolving Credit Facility includes other customary representations and warranties, affirmative covenants, negative covenants and events of default. Upon the occurrence of events of default, the obligations under the New Revolving Credit Facility may be accelerated and the revolver commitments thereunder may be terminated.

The descriptions above are only a summary of the material provisions of the New Credit Agreement, the New Revolving Credit Facility and the Security Agreement and is qualified in its entirety by reference to a copy of the New Credit Agreement and the Security Agreement, copied of which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated by reference herein.

Joinder Agreement to the Intercreditor Agreement

In connection with the entry into the New Revolving Credit Agreement, the New Revolving Agent entered into a joinder agreement (the “Joinder Agreement”), dated as of December 21, 2023, to the Intercreditor Agreement, dated as of August 7, 2013 (as amended by Amendment No. 1 thereto, dated as of April 25, 2018, the “Intercreditor Agreement”), by and between the Existing Revolving Agent under the Existing Revolving Credit Facility, and Wilmington Trust, National Association, as trustee and collateral agent under the Company’s existing senior secured notes, to, among other things, replace the Existing Revolving Agent with the New Revolving Agent as the “ABL Agent” thereunder and replace the Existing Revolving Credit Facility with the New Revolving Credit Facility as the “ABL Credit Agreement” referenced therein.

The foregoing description of the Joinder Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Joinder Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the New Revolving Credit Facility, effective as of December 21, 2022, the Company has satisfied and discharged all obligations under, and terminated all commitments under, the Company’s existing $65 million secured revolving credit facility (the “Existing Revolving Credit Facility”) pursuant to the Third Amended and Restated Loan and Security Agreement, dated as of January 17, 2017 (as amended from time to time, the “Existing Revolving Credit Agreement”), by and between the Company, each of the Company’s subsidiaries signatory thereto, the lenders identified on the signature pages thereof and Wells Fargo Capital Finance, LLC, as the administrative agent (the “Existing Revolving Agent”), except for obligations expressly contemplated to survive payment of the obligations thereunder (including certain existing letters of credit and bank product obligations, all of which were fully cash collateralized at the closing of the New Revolving Credit Facility using cash on hand of the Company). The Company and its subsidiaries incurred no termination penalties in connection with the early termination of the Existing Revolving Credit Facility.

The Existing ABL Facility provided for advances of up to $65 million loans, based on specific percentages of eligible accounts receivable and inventories and up to $10 million of letters of credit. As of December 21, 2023, after giving effect to the New Revolving Credit Facility, there were no outstanding amounts under the Existing ABL Facility and the Company and its subsidiaries incurred no termination penalties in connection with the early termination of the Existing ABL Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated December 21, 2023, by and among LSB Industries, Inc., the other loan parties from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent.

10.2	Pledge and Security Agreement dated December 21, 2023, among LSB Industries, Inc., each of the other Guarantors and JPMorgan Chase Bank, N.A., as administrative agent for the secured parties.

10.3	Joinder Agreement to Intercreditor Agreement, dated as of December 21, 2023, by JPMorgan Chase Bank, N.A., as New ABL Agent, and acknowledged by Wells Fargo Capital Finance, LLC, as Existing ABL Agent, Wilmington Trust, National Association, as Notes Agent, LSB Industries, Inc. and the subsidiary guarantors party thereto.

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2023

LSB INDUSTRIES, INC.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Executive Vice President and General Counsel